                                 Exhibit 23.5


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the registration statements of The Rouse Company on Form S-3 (File Nos. 33-57347, 333-20781 and 333-51555) of our report dated February 12, 1999, relating to the Statement of Revenues and Certain Expenses of RTPI Properties for the year ended December 31, 1997, appearing in the filing of The Rouse Company on Form 8-K/A dated February 12, 1999.



DELOITTE & TOUCHE LLP

Baltimore, Maryland
April 21, 1999